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                                                                       EXHIBIT 5




                          [VINSON & ELKINS LETTERHEAD]



                                 May 17, 1995



American General Corporation
2929 Allen Parkway
Houston, Texas  77019-2155

American General Delaware, L.L.C.
c/o American General Delaware
  Management Corporation
2099 South Dupont Avenue
Dover, Delaware  19901

American General Capital, L.L.C.
c/o American General Delaware
  Management Corporation
2099 South Dupont Avenue
Dover, Delaware  19901

Ladies and Gentlemen:

         We have acted as counsel to American General Corporation, a Texas corporation ("American General"), American General Delaware, L.L.C., a Delaware limited liability company ("American General Delaware"), and American General Capital, L.L.C., a Delaware limited liability company ("American General Capital", and together with American General Delaware, the "American General LLCs"), in connection with the preparation of the Registration Statement on Form S-3 (Registration Nos. 33-58317, 33-58317-01 and 33-58317-02) (such
Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (a) American General's (i) unsecured debt securities ("Debt Securities"), in one or more series, which may be senior, senior subordinated or junior subordinated in priority of payment, any of which may be convertible or exchangeable into common stock, par value $.50 per share, of American General ("Common Stock"), preferred stock, par value $1.50 per share, of American General ("Preferred Stock"), other Debt Securities or Warrants (as hereinafter defined); (ii) warrants to purchase Debt Securities ("Debt Warrants"); (iii) shares of Preferred Stock, which may
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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May 17, 1995


be convertible into shares of Common Stock or exchangeable for Debt Securities;
(iv) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (v) shares of Common Stock; (vi) warrants to purchase Common Stock ("Common Stock Warrants" and, together with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"); and (vii) guarantees ("Guarantees") of LLC Preferred Securities (as hereinafter defined); and (b) preferred limited liability company interests, in one or more series, of American General Delaware and American General Capital ("LLC Preferred Securities" and, together with the Debt Securities, Preferred Stock, Common Stock, Warrants and Guarantees, the "Securities"), which LLC Preferred Securities may be convertible into or exchangeable for Debt Securities, Preferred Stock or Common Stock, which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,250,000,000.

         Each share of Common Stock has attached thereto (unless the Distribution Date, as such term is defined in that certain Rights Agreement, dated as of July 27, 1989, as amended, between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), shall have occurred, or such Rights shall have expired or been redeemed) one Right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of American General.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation and Bylaws of American General, each as amended to the date hereof, (ii) the Senior Indenture (the "Senior Indenture") between American General and Chemical Bank, as Trustee, in the form included as an exhibit to the Registration Statement, (iii) the Subordinated Indenture (the "Subordinated Indenture") between American General and Chemical Bank, as Trustee, in the form included as an exhibit to the Registration Statement, (iv) the Indenture (the "Junior Subordinated Indenture") between American General and Chemical Bank, as
Trustee, in the form included as an exhibit to the Registration Statement, (v) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of American General Delaware, each in the form included as an exhibit to the Registration Statement, (vi) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of American General Capital, each in the form included as an exhibit to the Registration Statement,
(vii) the Guarantees, in the forms included as exhibits to the Registration Statement, and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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May 17, 1995


Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by American General and/or the applicable American General LLC and the other parties thereto; and (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing, we are of the opinion that:

         1. American General has been duly incorporated and is validly existing and in good standing under the laws of the State of Texas.

         2. American General Delaware and American General Capital have each been duly formed and are validly existing as limited liability companies under the laws of the State of Delaware.

         3. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of American General or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act (the "TBCA"), a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon American General and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over American General; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, or (b) upon exercise or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise or conversion as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of American General, enforceable against American General in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency,
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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May 17, 1995


reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Senior Indenture.

         4. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon American General and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over American General; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, or (b) upon exercise or conversion of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise or conversion as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of American General, enforceable against American General in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity and will be entitled to the benefits of the Subordinated Indenture.

         5. With respect to Debt Securities to be issued under the Junior Subordinated Indenture, when (i) the Junior Subordinated Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon American General and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over American General; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Junior Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of American General, enforceable against American General in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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May 17, 1995


principles of equity and will be entitled to the benefits of the Junior Subordinated Indenture.

         6.      With respect to shares of any series of Preferred Stock, when
(i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a statement with respect to such series with the Secretary of State of the State of Texas as required under Article 2.13 of the TBCA; and (ii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         7. With respect to shares of Common Stock and Rights, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock and the Rights have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable and the Rights, provided that same are issued prior to the Distribution Date and prior to the redemption or termination of the Rights, will be duly authorized, validly issued, fully paid and non-assessable and the holders thereof will be entitled to the benefits of the Rights Agreement; provided, however, that we express no opinion as to the anti-dilution provisions contained in the Rights Agreement.

         8. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters;
(ii) the warrant agreement or agreements
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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May 17, 1995


relating to the Warrants have been duly authorized and validly executed and delivered by American General and the warrant agent appointed by American General; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be duly authorized and validly issued.

         9. With respect to shares of any series of LLC Preferred Securities, when (i) the Manager of the applicable American General LLC has taken all necessary corporate action to approve the issuance and terms of such series, the terms of the offering thereof and related matters, including the adoption of a written action (the "Action") in conformity with the Restated Limited Liability Company Agreement of the applicable American General LLC (each, an "LLC Agreement") so as not to violate any applicable law, the requirements of the applicable LLC Agreement or result in a default under or breach of any agreement or instrument binding upon the applicable American General LLC and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over such American General LLC; (ii) each holder of an LLC Preferred Security of such series ("Preferred Member") acquires such LLC Preferred Security and pays for such LLC Preferred Security in accordance with the applicable LLC Agreement and the Registration Statement; (iii) the books and records of the applicable American General LLC set forth the names and addresses of all persons to be admitted as members of such American General LLC, their contributions to such American General LLC and the agreed value of the contributions of each member of such American General LLC; (iv) the LLC Preferred Securities of such series are issued and sold to the Preferred Members in accordance with the Registration Statement, the applicable Prospectus Supplement and the applicable LLC Agreement; and (v) certificates representing the shares of such series have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Manager upon payment of the consideration provided for therein, the LLC Preferred Securities of such series will be validly issued, fully paid and non-assessable limited liability company interests in the applicable American General LLC, as to which the Preferred Members will have not liability solely by reason of being Preferred Members in excess of their obligations to make payments provided for in the applicable LLC Agreement and their share of the applicable American General LLC's assets and undistributed profits (subject to the obligation of a Preferred Member to repay any funds wrongfully distributed to it).

         10. With respect to the Guarantees, when (i) a Guarantee has been duly authorized by the Board and duly executed and delivered by American
General in the manner contemplated by the Registration Statement and any applicable Prospectus
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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Supplement relating thereto and (ii) the Guarantee as so executed and delivered does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon American General and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over American General, the Guarantee will constitute a valid and binding obligation of American General, enforceable against American General in accordance with its terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

         The foregoing opinions are limited in all respects to the laws of the State of Texas, the Limited Liability Company Act of the State of Delaware and federal laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                        Very truly yours,

                                        /s/ VINSON & ELKINS L.L.P.

                                        VINSON & ELKINS L.L.P.